Exhibit 99.1

For Immediate Release
November 3, 2008

Contact: Mark Garwood
President / CEO
Tamalpais Bancorp
415-526-6400

Tamalpais Bancorp to Apply to Become a Bank Holding Company

Tamalpais Bank to Apply to Convert to a State Commercial Bank

San Rafael, CA, November 3, 2008 — Tamalpais Bancorp (the “Company”) (NASDAQ:TAMB), the parent company for Tamalpais Bank (the “Bank”) and Tamalpais Wealth Advisors, today announced that it will apply to become a Bank Holding Company and that Tamalpais Bank will apply to convert from an Industrial Banking Company to a State Nonmember Commercial Bank.

On October 28, 2008 the Board of Directors of the Company elected to apply to the Board of Governors of the Federal Reserve System to become a Bank Holding Company. On the same date, the Board of Directors of the Bank elected to apply to the California Department of Financial Institutions and the Federal Deposit Insurance Corporation to convert the Bank’s charter from a California Industrial Banking Company to a California State Commercial Bank. If approved, the Company will come under the regulation of the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956, as amended. The Bank will not become a member of the Federal Reserve System and will remain regulated by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions.

“Becoming a Bank Holding Company is an important step in the evolution of our Company,” said Mark Garwood, President/CEO. “This complements our earlier strategic initiatives to unify the Tamalpais brand at the publicly traded level and to establish Tamalpais Bank as the premier provider of small business and commercial banking services in the San Francisco Bay Area. We will have increased investor recognition and greater access to capital markets as a Bank Holding Company.”

Tamalpais Bancorp
Press Release
November 3, 2008

The Company and the Bank intend to apply to the appropriate regulatory agencies within the next several weeks. The timeframe for regulatory approval is unknown but is expected to be within 60 to 90 days from the date of application.

About Tamalpais Bancorp

Tamalpais Bancorp, through its wholly owned subsidiaries Tamalpais Bank and Tamalpais Wealth Advisors, offers business and consumer banking through its seven Marin County full service branches and one Northern California loan production office, and wealth advisory services to high net worth families and institutional clients. The Company had $680 million in assets and $254 million in assets under management as of September 30, 2008. Shares of the Company's common stock are traded on the NASDAQ Capital Market System under the symbol TAMB.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.